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              [LETTERHEAD OF JORDEN BURT BERENSON & JOHNSON LLP]



                                       March 13, 1997



Providian Series Trust
400 West Market Street
Louisville, Kentucky  40202

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the Prospectuses contained in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A filed by Providian Series Trust with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                       Very truly yours,

                                       /s/ Jorden Burt Berenson & Johnson LLP

                                       Jorden Burt Berenson & Johnson LLP